                                                         EXHIBIT 1.01




                               2,500,000 Shares

                           Southwest Gas Corporation

                                 Common Stock


                              PURCHASE AGREEMENT
                              ------------------


August 5, 1998



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Smith Barney Inc.
Edward D. Jones & Co., L.P.
as Representatives of the several Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

     Southwest Gas Corporation, a California corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner
& Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 7 hereof) for whom Merrill Lynch, PaineWebber Incorporated, Smith Barney Inc.
and Edward D. Jones & Co., L.P., are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,500,000 shares of Common Stock and the purchase rights attached thereto (the "Rights") (collectively, the "Initial Securities") to be purchased by the Underwriters and all or any part of the 375,000 shares of Common Stock and the Rights attached thereto subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 (No. 333-14605) for the offering from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") of its debt securities, preferred stock and/or common stock, including the Securities, having an aggregate offering price of $250,000,000 ($150,000,000 aggregate offering price of which remain unsold) and such registration statement (as amended, if applicable) has become effective. Such registration statement (as amended, if applicable) and the combined prospectus constituting a part thereof pursuant to Rule 429 of the 1933 Act Regulations, as supplemented by a prospectus supplement relating to the Securities (the "Prospectus Supplement"), including all documents that are filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") that are at any time incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents"), as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act, the 1934 Act Regulations, the 1933 Act, the 1933 Act Regulations or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

     All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus supplement relating to the Securities (each, a "preliminary prospectus") or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any Incorporated Document after the time of execution of this Agreement; provided, however, that any supplement to the combined prospectus constituting a part of the Registration Statement pursuant to Rule 429 of the 1933 Act Regulations filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations with respect to an offering of securities of the Company, other than the Securities, shall not be deemed to be a supplement to, or a part of, the Prospectus. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus, as each

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may be amended or supplemented, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.

     1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any), referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (a) Requirements For Use of Form S-3; No Stop Orders. The Company meets the requirements for the use of Form S-3 and Rule 415 of the 1933 Act Regulations and has filed with the Commission any preliminary prospectus, and will file with the Commission the Prospectus Supplement, in each case required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for the issuance of such a stop order have been instituted or, to the knowledge of the Company, threatened by the Commission, and any request by the Commission for additional information has been complied with.

          (b) Registration Statement and Prospectus. The Registration Statement, at the Effective Date, and any preliminary prospectus, when delivered to the Underwriters for their use in marketing the Securities, fully complied, and the Prospectus, when delivered to the Underwriters for their use in making confirmations of sales of the Securities, at the Closing Time and at each Date of Delivery, if any, will fully comply in all material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, or pursuant to said rules and regulations did or will be deemed to comply therewith. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any preliminary prospectus, at the time that such preliminary prospectus was delivered to the Underwriters for their use in marketing the Securities, did not, and the Prospectus, at the time that it is delivered to the Underwriters for their use in making confirmations of sales of the Securities, at the Closing Time and at each Date of Delivery, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in connection with the preparation of the Registration Statement or the Prospectus. As used herein, the term "Effective Date" means the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was declared effective by the Commission under the 1933 Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the 1934 Act.

          (c) Incorporated Documents. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) with the Commission pursuant to the 1934 Act and the 1934 Act Regulations,

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     conformed in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission pursuant to the 1934 Act and the 1934 Act Regulations contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such further Incorporated Documents, when filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) EDGAR Filing. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering of the Securities and the Prospectus was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

          (e) Common Stock. All the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters pursuant to this Agreement against payment therefor, the Common Stock comprising a portion of the Securities will be validly issued, fully paid and nonassessable and the Rights will have been duly and validly issued; the issuance of the Securities is free of any preemptive or similar rights, and no holder of the Securities will be subject to personal liability by reason of being such a holder; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

          (f) Due Incorporation and Qualification of the Company. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein) taken as a whole (a "Material Adverse Effect").

          (g) Due Incorporation and Qualification of the Subsidiaries. Northern Pipeline Construction Co. and Paiute Pipeline Company (collectively, the "Subsidiaries") are corporations duly organized and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement and the Prospectus, and are duly registered and

     qualified to conduct their businesses and are in good standing in each jurisdiction or place where the nature of their properties or the conduct of their businesses requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

         (h)Capital Stock of the Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary has been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by the Company free and clear of any perfected security interest, or, to the knowledge of the Company after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

          (i) Subsidiaries. All of the Company's subsidiaries are listed in an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference into the Prospectus.

          (j) Legal Proceedings; Contracts. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiaries, or to which the Company or the Subsidiaries is subject, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required that, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or that, singly or in the aggregate, might reasonably be expected to materially or adversely affect the properties or assets thereof or the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

          (k) No Defaults. Except as disclosed in the Prospectus, neither the Company nor the Subsidiaries (i) is in violation of its charter or bylaws, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries, or (ii) is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

          (l) Regulatory Approvals; No Conflicts. Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as have been obtained for the registration of the Securities under the 1933 Act and the 1933 Act


     Regulations, such as may be required for compliance with the securities or blue sky laws of various jurisdictions, such as may be required in connection with the exercise of the Rights, and the authorizations of the Public Utilities Commission of the State of California issued November 6, 1996 and May 6, 1997 (which authorizations are, to the best knowledge of the Company, not the subject of any pending or threatened application for rehearing or petition for modification)) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or bylaws of the Company or the Subsidiaries or conflicts or will conflict with or constitutes or will constitute a breach of, or a default or a Repayment Event (as defined below) under, any agreement, indenture, lease or other instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (m) Accountants. The independent certified public accountants, Arthur Andersen LLP, who have audited the financial statements incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (n) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries; and any pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with Article 11 of Regulation S-X under the 1933 Act, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (o) Agreement. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly

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     and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors rights and general equitable principles (whether considered in equity or law).

          (p) Material Changes or Material Transactions. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, (i) neither the Company nor the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and (ii) there has not been any change or development involving the Company or the Subsidiaries which may reasonably be expected to have a Material Adverse Effect.

          (q) Offering Material. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and the 1933 Act Regulations.

          (r) Licenses. Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the "permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material permits or results or would result in any other material impairment of the rights of the holder of any such material permits, subject in each case to such qualifications as may be set forth in the Prospectus.

          (s) No Registration. No holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (t) Public Utility Holding Company Act. Neither the Company nor any of its subsidiaries is currently subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

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          (u)  Investment Company Act.  Neither the Company nor any of its
     subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

     Any certificate signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

     2. Sale and Delivery to Underwriters; Closing.

          (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B hereto, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter.

          (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 375,000 shares of Common Stock and related Rights at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined herein). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of O'Melveny & Myers LLP, Los Angeles, California, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 7 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such

     time and date of payment and delivery being herein called the "Closing Time").

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     3. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Notice of Certain Events. The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing of: (i) the effectiveness of any amendment to the Registration Statement; (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act or the 1934 Act Regulations (other than any amendment, supplement or document relating solely to securities other than the Securities); (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus;
     (iv) any request by the Commission for an amendment to the Registration Statement or the Prospectus or for additional information with respect thereto; (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (vi) during

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     such period as a prospectus is required by law to be delivered in connection with sales by any Underwriter or any dealer, any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the 1933 Act, the 1933 Act Regulations or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (b) Copies of the Registration Statement, the Prospectus and the Incorporated Documents. The Company will deliver to the Underwriters, without charge (i) two copies of the Registration Statement certified by an officer of the Company to be in the form originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may reasonably request,
     (iv) one copy of the exhibits to the Incorporated Documents and (v) such number of any preliminary prospectus and the Prospectus (as amended or supplemented) as the Underwriters may reasonably request so long as any Underwriter or any dealer is required by law to deliver a prospectus in connection with sales of the Securities.

          (c) Notice of Certain Proposed Filings. During such period as a prospectus is required by law to be delivered in connection with sales of the Securities by any Underwriter or any dealer, the Company will give the Underwriters notice of its intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment thereto), (ii) any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be an Incorporated Document, will furnish the Underwriters with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus, in each case, to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (d) Compliance with Securities Laws; Material Changes to Prospectus. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. The Company consents to the use of the Prospectus (and of any amendment or

     supplement thereto) in accordance with the provisions of the 1933 Act, the 1933 Act Regulations and with the securities or blue sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as a prospectus is required by law to be delivered in connection with sales of the Securities by any Underwriter or any dealer. If during such period of time, any event shall occur that, in the opinion of counsel for the Underwriters, is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the 1934 Act or the 1934 Act Regulations any document which, upon filing, becomes an Incorporated Document) in order to comply with the 1933 Act, the 1933 Act Regulations or any other law, the Company will forthwith prepare and, subject to the provisions of Section 3(c) hereof, file with the Commission an appropriate supplement, amendment or Incorporated Document, as the case may be, and will expeditiously furnish to the Underwriters and any dealer a reasonable number of copies thereof. In the event that the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (e) Blue Sky Qualifications. The Company will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) Earning Statements. The Company will make generally available to its security holders as soon as practicable but not later than 45 days (unless such period corresponds to the Company's fiscal year, in which case 90 days) after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Prospectus Supplement under the caption "Use of Proceeds."


          (h) Restriction on Sale of Common Stock. Except as provided in this Agreement, the Company will not (i) directly or indirectly, offer, pledge, sell, contract to sell or otherwise dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) grant any options, rights or warrants to purchase Common Stock, or (iii) enter into any swap or any other agreement or any transactions that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise for a period of 90 days after the date of the Prospectus, without the prior written consent of the Representatives; provided, however, that the Company may issue and sell Common Stock and Rights (i) pursuant to the Company's Employees' Investment Plan, 1996 Stock Incentive Plan and Dividend Reinvestment and Stock Purchase Plan and the Company's Management Incentive Plan in effect at the date of this Agreement, (ii) issuable upon the conversion of securities or the exercise of warrants or options outstanding at the date of this Agreement, (iii) to effectuate a stock split or (iv) pursuant to the exercise of the Rights.

          (i) Lock-Up. The Company will use its reasonable efforts to cause each of its current executive officers and directors to refrain, for a period of 90 days after the commencement of the public offering of the Securities, without the prior written consent of the Underwriters, from selling, offering to sell or otherwise disposing of any shares of Common Stock or contracting to sell or otherwise disposing of any securities convertible into or exercisable or exchangeable for Common Stock.

          (j) No Stabilization. Except as stated in the Prospectus Supplement, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or maintenance of the price of the Securities.

          (k) Listing. The Company will use its best efforts to have the Securities listed, subject to notice of issuance, on the New York Stock Exchange and the Pacific Stock Exchange on or before the Closing Time.

     4. Indemnification and Contribution.

          (a) Indemnification of the Underwriters. The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal, preparatory, defensive and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, provided that, subject to Section 4(d) below, any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld)), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or

     regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Incorporated Documents (when read together with the Prospectus), or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person by such Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; provided further that the Company will not be liable to any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, liability, expense or damage purchased the Securities that are the subject thereof to the extent that the Company shall sustain the burden of proving that any such loss, claim, liability, expense or damage resulted from the failure of such person to receive from such Underwriter a copy of the Prospectus (or the Prospectus as amended or supplemented), if the Company shall have previously furnished copies thereof to such Underwriter, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act or the 1933 Act Regulations and the untrue statement or omission of a material fact contained in any preliminary prospectus (or the Prospectus) was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) Indemnification of the Company. Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
     Section 20 of the 1934 Act, each director of the Company and each officer of the Company who signed the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

          (c) General. Any party that proposes to assert the right to be indemnified under this Section 4 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
     Section 4, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 4 unless, and only to the extent that, such omission results in the forfeiture of or substantial prejudice to substantive

     rights or defenses by the indemnifying party. In the case of parties indemnified pursuant to Section 4(a) above, Merrill Lynch shall select counsel to the indemnified parties, and in the case of parties indemnified pursuant to Section 4(b) above, the Company shall select counsel to the indemnified parties. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or
     (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Subject to Section 4(d) hereof, an indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
     (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to

     reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

          (e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 4 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable

     considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 4(e) shall be deemed to include, for purposes of this Section 4(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 4(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 4(e), any person who controls a party to this Agreement within the meaning of Section 15 of the 1933 Act or
     Section 20 of the 1934 Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 4(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this
     Section 4(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein and to the accuracy of the statements of the Company's directors or officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained at or prior to the Closing Time or a Date of Delivery, as applicable, and to the following additional conditions precedent:

          (a) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., Eastern time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives; filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations shall have been made within the time period required by such Rule; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

          (b) No Litigation. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body,

     administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

          (c) Opinion of Counsel for the Company. The Representatives shall have received at the Closing Time, an opinion of O'Melveny & Myers LLP, counsel for the Company, dated as of the Closing Time and addressed to the Representatives, to the effect that:

            (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California, with corporate power to own and lease its properties, to carry on its business as described in the Prospectus and to enter into this Agreement and to issue and deliver the Securities to the Underwriters as provided therein.

           (ii) The statements in the Prospectus under the caption "Description of Common Stock" insofar as such statements constitute a summary of the Articles of Incorporation and bylaws of the Company and the provisions of California or federal law applicable to the Company, fairly present the information required by Form S-3.

          (iii) The Initial Securities (and any Option Securities) have been duly authorized by all necessary corporate action on the part of the Company, and, upon payment for and delivery of the Initial Securities (and any Option Securities) in accordance with this Agreement and the countersigning of the certificate(s) representing the Common Stock comprising a portion of the Initial Securities (and any Option Securities) by an officer of the Company duly authorized to act as registrar for the Company's Common Stock, will be validly issued, fully paid and nonassessable; and the related Rights will be validly issued.

           (iv) The form of the certificate for the Initial Securities (and any Option Securities) conforms to the requirements of the California Corporations Code.

            (v) Holders of the outstanding capital stock of the Company are not entitled to any statutory preemptive right or to any right under its Articles of Incorporation to subscribe to any additional issues of the Company's capital stock.

           (vi) The Registration Statement has been declared effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission, and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or threatened by the Commission.

          (vii) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.


          (viii) No consent, approval, authorization or order of any federal or California governmental authority is required on the part of the Company for the issuance and sale of the Initial Securities (and any Option Securities) as contemplated by this Agreement, except (i) such as may have been obtained under the 1933 Act or the 1933 Act Regulations, (ii) the authorization of the Public Utilities Commission of the State of California referred to in Section 1(l) of this Agreement which has been obtained, remains in full force and effect and is, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, (iii) such as may be required under state securities or blue sky laws and (iv) such as may be required in connection with the exercise of the Rights.

           (ix) The Company's execution, delivery and performance of this Agreement and the issuance of the Initial Securities (and any Option Securities) do not violate the Company's Articles of Incorporation, bylaws or any applicable California law, ordinance, administrative or governmental rule or regulation.

            (x) The Registration Statement, at the Effective Date, and the Prospectus, at the date it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, appeared on their face to comply in all material respects with the requirements as to form under the 1933 Act and the 1933 Act Regulations in effect at the date of filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein. The Incorporated Documents, on the respective dates they were filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act and the 1934 Act Regulations in effect at the respective dates of their filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

           (xi) Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of such a "subsidiary company" within the meaning of the 1935 Act.

          In connection with such counsel's participation in conferences in connection with the preparation of the Registration Statement and the Prospectus (excluding the summary financial statements or other financial information contained in the Form 8-Ks dated February 10, 1998, April 29, 1998 and July 27, 1998 incorporated by reference therein), such counsel need not independently verify the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to it are such that such counsel need not assume any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (ii) above). However, on the basis of such counsel's review of the Registration Statement, the Prospectus and the Incorporated Documents and such counsel's

     participation in conferences in connection with the preparation of the Registration Statement and the Prospectus (excluding the summary financial statements and other financial information contained in the Form 8-Ks dated February 10, 1998, April 29, 1998 and July 27, 1998 incorporated by reference therein), and relying as to materiality to a large extent upon opinions of officers of the Company and the Subsidiaries, such counsel does not believe that the Registration Statement and the Incorporated Documents, as of the Effective Date, considered as a whole as of such date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus and the Incorporated Documents, at the time the Prospectus was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and on the date of such opinion (in each case considered as a whole as of such dates), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, such counsel need not express any opinion or belief as to the financial statements and other financial data included or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

          (d) Opinion of Assistant General Counsel of the Company. The Representatives shall have received at the Closing Time, an opinion of Robert M. Johnson, Assistant General Counsel of the Company, dated as of the Closing Time and addressed to the Representatives, to the effect that:

            (i) The Subsidiaries have been duly incorporated and are validly existing in good standing under the laws of the State of Nevada, with corporate power to own and lease their respective properties and to carry on their respective businesses as described in the Prospectus.

           (ii) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of Nevada and Arizona and neither the Company nor Paiute Pipeline Company own or lease material properties or conduct material business in any other jurisdiction which would require such qualification. All the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record directly by the Company free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

          (iii) The outstanding shares of the capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable. The statements in the Prospectus under the caption "Description of Common Stock" insofar as such statements constitute a summary of the provisions of Arizona and Nevada law applicable to the Company, fairly present the information required by Form S-3.


           (iv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor the Subsidiaries is in violation of or is in default in the performance of any obligation contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound which violation or default could reasonably be expected to have a Material Adverse Effect.

            (v) To the best knowledge of such counsel, after reasonable inquiry, there are no rights that entitle or will entitle any person to acquire any security of the Company upon the issuance of the Initial Securities (and any Option Securities) by the Company; to the best knowledge of such counsel after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Initial Securities (and any Option Securities) or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require the registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

           (vi) The Company's execution, delivery and performance of this Agreement, and the issuance and sale of the Initial Securities (and any Option Securities) do not (i) violate, breach, or result in a default or a Repayment Event under, any existing obligation of the Company under any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document or any other material agreement, indenture, lease or other instrument known to such counsel after reasonable inquiry, (ii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any Arizona, California or Nevada or federal court or governmental authority binding on the Company, or (iii) violate any applicable Arizona or Nevada law, ordinance, administrative or governmental rule or regulation.

          (vii) No consent, approval, authorization or order of, or filing with, any federal, California, Arizona or Nevada governmental authority is required on the part of the Company for the issuance and sale of the Initial Securities (and any Option Securities) as contemplated by this Agreement, except (i) such as have been obtained under the 1933 Act and the 1933 Act Regulations, (ii) the authorizations of the Public Utilities Commission of the State of California referred to in Section 1(l) of this Agreement, which have been obtained, remain in full force and effect and are, to the knowledge of such counsel, not the subject of any pending or threatened application for rehearing or petition for modification, and the filing or filings required to be made with such Commission after the issuance and sale of the Initial Securities (and any Option Securities), (iii) such as may be required under state securities or blue sky laws and (iv) such as may be required in connection with the exercise of the Rights.


          (viii) To the best knowledge of such counsel after reasonable inquiry, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiaries, or to which the Company or the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus and are not so described as required that, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect.

          In addition, such counsel shall include in his opinion a statement substantially to the effect set forth in the last paragraph of Section 5(c) hereof, except that such statement shall not be made in reliance as to materiality to a large extent upon opinions of officers of the Company and the Subsidiaries.

          In rendering their opinions under Section 5(c) hereof and this
     Section 5(d), counsel for the Company may rely upon an opinion or opinions, each dated as of the Closing Time, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or (x) in the case of O'Melveny & Myers LLP, the State of California and (y) in the case of Robert M. Johnson, Esq., the States of Arizona, California and Nevada, provided that (1) such reliance is expressly authorized by each opinion so relied upon, (2) a signed copy of each such opinion is furnished to the Representatives that states that the Underwriters may rely thereon and is otherwise in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

          (e) Opinion of Counsel for the Underwriters. The Representatives shall have received at the Closing Time from Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, an opinion, dated as of the Closing Time and addressed to the Representatives, with respect to the issuance and sale of the Initial Securities (and any Option Securities), the Registration Statement and the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

          (f) Officers' Certificate. At the date hereof, the Representatives shall have received a certificate of the Chief Executive Officer, President or Vice President and the principal financial officer or principal accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or

     threatened by the Commission, and (v) the authorizations of the Public Utilities Commission of the State of California referred to in Section 1(l) of this Agreement are in full force and effect, to the knowledge of such officer, are not the subject of any pending or threatened application for rehearing or petition for modification and are sufficient to authorize the issuance and sale of the Initial Securities (and any Option Securities). As used in this Section 5(f), the term "Prospectus" means the Prospectus in the form first provided to the Underwriters for use in confirming sales of the Securities.

          (g) Comfort Letter of Arthur Andersen LLP. On the date hereof, the Representatives shall have received a letter from Arthur Andersen LLP, dated as of the date hereof, addressed to the Representatives and in form and substance satisfactory to the Underwriters, to the effect that:

            (i) They are independent certified public accountants with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

           (ii) It is their opinion that the consolidated financial statements of the Company and its subsidiaries and incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, or (C) at a specified date not more than five days prior to the date of such letter, there was any decrease in stockholders' equity, excluding the net income component

          of retained earnings, or increase in long-term debt, including current maturities, of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, except in all instances for increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Representatives and the Company.

           (iv) Any pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply as to form with the applicable accounting requirements of Article 11 of Regulation S-X under the 1933 Act.

            (v) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and that are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          (h) Bring-Down Comfort Letter of Arthur Andersen LLP. At the Closing Time, Arthur Andersen LLP shall have furnished to the Representatives a letter, dated as of the Closing Time and addressed to the Representatives, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter referred to in
     Section 5(g) hereof, that nothing has come to their attention during the period from the date of the letter referred to in Section 5(g) hereof to a specified date not more than five days prior to the Closing Time that would require any change in their letter dated the date hereof if it were required to be dated and delivered as of the Closing Time.

          (i) Listing. Prior to the Closing Time, the Securities shall have been listed, subject only to notice of issuance, on the New York Stock Exchange and the Pacific Stock Exchange.

          (j) Additional Documents. The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

          (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities and the relevant Date of Delivery is not the Closing Time, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:


            (i) A certificate, dated such Date of Delivery, of the Chief Executive Officer, President or Vice President and the principal financial officer or principal accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

           (ii) The favorable opinion of O'Melveny & Myers LLP, counsel for the Company, together with the favorable opinion of Robert M. Johnson, Assistant General Counsel of the Company, each in form and substance satisfactory to the Representatives, each dated such Date of Delivery and addressed to the Representatives, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(c) and 5(d) hereof.

          (iii) The favorable opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, dated such Date of Delivery and addressed to the Representatives, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

           (iv) A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives, dated such Date of Delivery and addressed to the Representatives, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
          Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(k)(iv) shall be a date not more than five days prior to such Date of Delivery.

     If any of the conditions specified in this Section 5 shall not have been fulfilled, this Agreement may be terminated by the Representatives or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Representatives, in each case upon notice thereof to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be. Any such termination shall be without liability of any party to any other party, except as otherwise provided in Section 8(b) hereof.

     6. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated: (a) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, if any, the Prospectus, and each amendment or supplement to any of them; (b) the printing (or reproduction) and delivery to the Underwriters (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, if any, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested by the Underwriters for use in connection with the offering and sale of the Securities; (c) the preparation, printing, issuance and delivery of certificates for the Securities to the Underwriters; (d) the printing (or

reproduction) and delivery to the Underwriters of the blue sky survey and all other agreements or documents printed (or reproduced) and delivered, including the Agreement, in connection with the offering of the Securities; (e) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states as provided in Section 3(e) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to such registration and qualification and the preparation of the blue sky survey); (f) the listing of the Securities on the New York Stock Exchange and the Pacific Stock Exchange; (g) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (h) the fees and disbursements of the Company's accountants and counsel; and (i) any advertising and other out of pocket expenses of the Underwriters incurred with the approval of the Company. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 7 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

     7. Defaulting Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 7 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the


Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 7.

     8. Termination of Agreement.

             (a) General. The Representatives, by notice to the Company, may terminate this Agreement at any time at or prior to the Closing Time or may terminate the obligations of the several Underwriters to purchase the relevant Option Securities, at or prior to a Date of Delivery which is after the Closing Time, if (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus,
     (1) there has been a material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Prospectus or
     (2) the Company or the Subsidiaries has sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus and that is material to the Company and the Subsidiaries taken as a whole, if, with respect to clause (1) or (2), in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Representatives at the initial public offering price, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Company has been suspended or limited by the Commission, the New York Stock Exchange or the Pacific Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) a banking moratorium has been declared by either Federal, Nevada, Arizona, California or New York authorities. Any termination pursuant to this Section 8 shall be without liability of any party to any other party, except as otherwise provided in Section 8(b) hereof.

          (b) Liabilities. Section 4 and Section 6 hereof and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.


     9. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the second, fifth, sixth, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus Supplement and in any preliminary prospectus constitute the only information furnished by the Underwriters as such information is referred to in Sections 1(b) and 4 hereof.

     10. Miscellaneous. Except as otherwise provided in Sections 3, 7 and 8 hereof, notice given pursuant to any provision of this Agreement shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and shall be delivered (i) if to the Company, at the office of the Company at 5241 Spring Mountain Road, Las Vegas, Nevada,
Attention: Chief Financial Officer or (ii) if to the several Underwriters, care of Merrill Lynch, World Financial Center, North Tower, New York, New York 10281-1201. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 4 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from either Underwriter of any of the Securities in his or her status as such purchaser.

     11. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.


     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                   Very truly yours,


                                   Southwest Gas Corporation



                                   By   /S/ JEFFREY W. SHAW
                                     -------------------------------
                                     Name:  JEFFREY W. SHAW
                                     Title: VICE PRESIDENT/TREASURER



CONFIRMED AND ACCEPTED,
as of the date first above written:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Smith Barney Inc.
Edward D. Jones & Co., L.P.


By:  Merrill Lynch, Pierce, Fenner & Smith Incorporated



By               /s/ JAMES D. HEMPSTEAD
  --------------------------------------------------
                  Authorized Signatory

  For themselves and as Representatives of the other
  Underwriters named in Schedule A hereto.

                                 SCHEDULE A


                                                             Number of
                 Name of Underwriter                     Initial Securities
                 -------------------                     ------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated ...          450,000
PaineWebber Incorporated .............................          450,000
Smith Barney Inc......................................          450,000
Edward D. Jones & Co., L.P............................          450,000
A.G. Edwards & Sons, Inc. ............................          100,000
Morgan Stanley & Co. Incorporated ....................          100,000
NationsBanc Montgomery Securities LLC ................          100,000
Prudential Securities Incorporated ...................          100,000
Dain Rauscher Wessels ................................           50,000
EVEREN Securities, Inc. ..............................           50,000
Gabelli & Company, Inc. ..............................           50,000
Gaines, Berland Inc. .................................           50,000
Legg Mason Wood Walker, Incorporated .................           50,000
Sutro & Co. Incorporated .............................           50,000
                                                         ------------------
    Total ............................................        2,500,000
                                                         ==================


                                 SCHEDULE B

                     2,500,000 Shares of Common Stock
                       (Par Value $1.00 Per Share)


     1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $23.25.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $22.47 per share, being an amount equal to the initial public offering price set forth above less $.78 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.
